Exhibit 99.1
Hilltop Holdings Inc. Q3 2024Earnings Presentation October 25, 2024

Preface 2 Corporate Headquarters Additional Information 6565 Hillcrest Ave Dallas, TX 75205 Phone: 214-855-2177 www.hilltop.com Please Contact: Matt Dunn Phone: 214-525-4636 Email: mdunn@hilltop.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as the Company’s outlook, business strategy, financial condition, efforts to make strategic acquisitions, liquidity and sources of funding, market trends, operations and business, the impact of natural disasters or public health emergencies, information technology expenses, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, projected losses on mortgage loans originated, total expenses, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of, and changes in, our allowance for credit losses and provision for (reversal of) credit losses, future benchmark rates and economic growth, anticipated investment yields, the collectability of loans, cybersecurity incidents, the outcome of litigation, and the Company’s other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building”, “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance”, “intends,” “may,” “might,” “outlook”, “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including the Company’s ability to estimate credit losses and increases to the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of the Company’s data security controls in the face of cyberattacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where the Company competes, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of the Company’s deposit insurance assessments; (vii) the effects of the Company’s indebtedness on its ability to manage its business successfully, including the restrictions imposed by the indenture governing such indebtedness; (ix) changes in state and federal laws, regulations or policies affecting one or more of the Company’s business segments, including changes in regulatory fees, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (x) cost and availability of capital; (xi) competition in the Company’s banking, broker-dealer and mortgage origination segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders and government agencies; (xii) legal and regulatory proceedings; and (xiii) the Company’s ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Except as required by law, Hilltop does not undertake an obligation to, and disclaims any duty to, update any of the information herein.

Q3 2024 3 Investor Highlights – Notes: (1) Average Bank Loans HFI reflect consolidated loans held for investment excluding margin loans from the Broker-Dealer business. • PlainsCapital Bank generated $48.1 million in pre-tax income during Q3 2024 • Bank net interest margin of 3.05% decreased 5 basis points from Q2 2024, primarily driven by an increase in the cost of interest-bearing deposits and a mix shift in average earning assets • Average Bank loans HFI1 decreased from Q2 2024 by $49 million, or 0.6%, and loan yields of 6.07% decreased by 4 basis points during the same period • Average Bank deposits increased from Q2 2024 by $143 million, or 1.4%. Total cost of deposits at the Bank was 2.84% during the period, a 4-basis point increase from Q2 2024 • PrimeLending incurred an $8.7 million pre-tax loss during Q3 2024. During the quarter, PrimeLending entered into an agreement to sell approximately $43 million of current MSR value which resulted in a negative valuation adjustment of $4.2 million • Gain-on-sale of loans sold to third parties of 224 basis points decreased by 9 basis points from Q2 2024 • Origination volume decreased $72 million, or 3%, from Q2 2024, and increased $64 million, or 3%, from Q3 2023 • Noninterest expense at PrimeLending declined by $7.3 million, or 9%, from Q3 2023. Expenses other than variable compensation declined by $8.1 million, or 14%, during the same period, reflecting management’s ongoing efforts to resize the business to align with the current environment • HilltopSecurities generated pre-tax income of $17.0 million during Q3 2024 on total net revenue of $124.3 million for a pre-tax margin of 13.7% • Structured Finance generated $26.8 million in net revenue primarily from mortgage trading that benefited from certain states’ support of Down Payment Assistance programs ROAA ..86% EPS – Diluted $0.30 ROAE $29.7 $0.46 0.84% 5.76% 5.51% Net Income MM

$24.77 $28.37 $27.18 $28.35 $29.29 $28.28 $31.95 $31.49 $32.58 $33.51 18.97% 21.22% 18.23% 19.32% 20.48% 2.00% 22.00% $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 12/31/2020 12/31/2021 12/31/2022 12/31/2023 9/30/2024 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) Book Value per Share Common Equity Tier 1 risk based ratio Capital Highlights – 4 Capital Management and Tangible Book Value Growth Notes: (1) Tangible common equity and tangible book value per common share (TBVPS) are non-GAAP financial measures. For a reconciliation of tangible common equity and tangible book value per share to the nearest GAAP measure, see the appendix. (2) At period end. 1, 2 2 • During Q3 2024, Hilltop returned $11.0 million to stockholders through dividends 2 Q3 2024

Hilltop Holdings – Q3 Financial Summary

$ in Millions, *except EPS* Income Statement and Key Metrics	Q3 2024	Q2 2024	QoQ%	Q3 2023	YoY%
Net interest income	$105.0	$103.7	1%	$115.7	(9%)
Noninterest income	200.4	193.3	4%	196.8	2%
Noninterest expenses	264.3	256.5	3%	260.0	2%
Efficiency ratio	*86.5%*	*86.4%*		*83.2%*	
Pre-provision net revenue[1]	**41.2**	**40.5**	**2%**	**52.5**	**(22%)**
Net charge-offs	$2.9	$0.1		($1.6)	
Net ACL build (release)	(4.2)	10.9		1.5	
Provision for (reversal of) credit losses	**(1.3)**	**10.9**	**NR**	**(0.0)**	**NR**
Income before income taxes	**42.4**	**29.6**	**43%**	**52.5**	**(19%)**
Net income	**32.9**	**22.9**	**44%**	**39.3**	**(16%)**
Minority interest	3.2	2.6	24%	2.3	42%
Income attributable to Hilltop	**$29.7**	**$20.3**	**46%**	**$37.0**	**(20%)**
Return on average assets	*0.84%*	*0.59%*		*0.94%*	
Return on average equity	*5.51%*	*3.84%*		*7.11%*	
EPS - Diluted	**$0.46**	**$0.31**	**47%**	**$0.57**	**(20%)**
EOP Shares outstanding (in thousands)	64,960	64,953	0%	65,170	0%
EOP Assets	15,926	15,620	2%	16,397	(3%)
EOP Loans HFI, net	7,869	8,058	(2%)	8,093	(3%)
EOP Deposits	10,791	10,374	4%	11,103	(3%)

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses).

5

HilltopHoldings

$110.8 $111.4 $104.2 $115.1 $110.9 ($2.9) ($2.2) ($0.3) $1.2 1.35% 1.38% 1.29% 1.41% 1.39% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $55.0 $65.0 $75.0 $85.0 $95.0 $105.0 $115.0 $125.0 9/30/2023 12/31/2023 3/31/2024 6/30/2024 Net Charge-Off Collective - Portfolio Changes Collective - Economic Conditions Specific Reserves 9/30/2024 6 Hilltop Holdings – Allowance for Credit Losses Allowance for Credit Losses at Period End 9/30/24 Reserve Composition ($ in millions) ACL / Total Loans HFI Commentary • Applied Moody’s Analytics September 2024 slower-trend growth (S5) scenario for economic forecast • Lower Allowance for Credit Losses in the period primarily driven by charge-offs and collective portfolio changes partially offset by an increase in specific reserves • ACL % of Loans HFI, excluding broker-dealer margin loans and mortgage warehouse loans, equated to 1.51% as of September 30, 2024 ($ in m illion s) A CL A CL/Loa n s HFI Commercial real estate Non-owner occupied $32.3 1 .7 2% Owner occupied $34.4 2.41 % Commercial and industrial $28.2 2.07 % Construction and land dev elopm ent $7 .9 0.91% 1 -4 family residential $7 .2 0.40% Consumer $0.6 2.01 % Broker-dealer $0.2 0.07 % Mortgage warehouse lending $0.2 0.05% Total $110.9 1.39%

3.02% 2.96% 2.85% 2.90% 2.84% 1 .00% 1 .50% 2 .00% 2 .50% 3 .00% 3 .50% 4 .00% 4 .50% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 7 Hilltop Holdings – Net Interest Income & Margin Net Interest Margin 2 Net Interest Income Quarter-over-Quarter Net Interest Margin $115.7 $111.2 $103.6 $103.7 $105.0 $8 0.0 $85.0 $9 0.0 $95 .0 $ 1 00.0 $105.0 $1 1 0. 0 $11 5. 0 $ 1 2 0.0 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Key Drivers & Statistics ($ in millions) Q2 2024 2.90% Cost of Interest-Bearing Deposits (0.07%) Cash 0.05% Accretion (0.03%) Other (0.01%) Q3 2024 2.84% Q3'23 Q2'24 Q3'24 ($ in m illion s, except as n oted) HT H Consolidated Av erage Earning Assets ($B) $15.2 $14.3 $14.7 Banking Accretion Income $2.2 $2.0 $0.7 Loans HFI (Av g. Balance) $7 ,831 $7 ,7 48 $7 ,699 Deposit (Avg. Balance) $11,269 $10,514 $10,657 Cash and Due (Avg. Balance) $1,622 $1,127 $1,343 Mortgage Loans Held for Sale (period end) $1,059 $1,263 $907

8 Notes: The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized. Deposit Mix at Period End Hilltop Holdings – Deposits Key Drivers & Statistics Interest-Bearing Deposits by Type at 9/30/2024 ($ in billions) 50% 31% 16% 3% Demand Money Market Time Savings Q3'23 Q2'24 Q3'24 Av erage Deposits ($B) $1 1 .2 $1 0.4 $1 0.5 Av erage Broker-Dealer Sweep Deposits ($B) $1 .4 $0.8 $0.8 Av erage Brokered Deposits ($B) $0.4 $0.0 $0.0 Cost of Interest-Bearing Deposits1 3.23% 3.59% 3.62% Cost of Total Deposits1 2.27% 2.62% 2.67% $6.1 $6.7 $6.9 $6.8 $7.2 $3.2 $3.0 $3.0 $2.8 $2.8 $1.4 $1.1 $0.8 $0.8 $0.8 $0.4 $0.2 $0.2 $11.1 $11.1 $10.9 $10.4 $10.8 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Interest-Bearing Deposits Noninterest-Bearing Deposits Broker-Dealer Sweep Deposits Brokered Deposits

Hilltop Holdings – Net Interest Income Rate Impacts

Asset Sensitivity Trending [1]


9%
12%
7%
Dec 20
Dec 21
Dec 22
Dec 23
Sep 24

Represents impact on HTH NII to an instantaneous +100 basis point shock

Bank Loans HFI – Fixed vs. Variable Rate at 9/30/24


49%
42%
9%
Fixed Rate
Variable rate at or below floors
Variable rate above floors

Chart does not include Loan Balances for the PrimeLending Warehouse Line and National Warehouse Lending segments

Commentary

- Asset sensitivity reduction strategies
  - Reinvest in securities portfolio – targeting prepayment protected collateral
  - Increase the retention of 3/5/7-year hybrid fixed rate mortgages
  - Decrease the level of Broker-Dealer Sweep Deposits at PCB over time
- PlainsCapital Bank's interest-bearing deposit beta was 68% for the Fed's most recent rising interest rate cycle from March 2022 to September 2024
- Modeled deposit betas for the rate reduction cycle are 50% - 55%

Loan Reset Schedule [2] ($ in millions)

Months to Reset	0 - 1	2 - 6	7 - 12	Total
CRE	736	119	68	923
Commercial and industrial	760	45	26	831
Construction and land development	664	14	10	687
1-4 Family residential	79	11	28	118
Total	**2,238**	**190**	**132**	**2,560**

Note:
(1) Impact assumes instantaneous and parallel shift to interest rates. Assumes interest rate floor at 1 basis point
(2) Bank variable rate loans above the floor that will reset in the next 12 months. Does not include PrimeLending Warehouse Line and National Warehouse Lending segments

9
HilltopHoldings

$88.7 $69.2 $66.7 $92.9 $7 9.9 $1 06.5 $1 06.4 $1 04.6 $92.1 $1 11.8 $1 1 .7 $1 1 .8 $1 1 .9 $9.3 $1 0.7 ($1 0.1) ($8.4) ($1 .6) ($0.9) ($2.1) $196.8 $179.0 $181.6 $193.3 $200.4 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Corporate, other and eliminations PlainsCapital Bank HilltopSecurities PrimeLending 10 Hilltop Holdings – Noninterest Income Noninterest Income Year-over-Year Noninterest Income ($ in millions) Key Drivers & Statistics ($ in millions) Q3'23 Q2'24 Q3'24 Broker-Dealer TBA Lock Volume ($mm) $2,517 $835 $2,512 Mortgage Origination Volume ($B) $2.2 $2.4 $2.3 Net gains from mortgage loan sales (bps): Loans sold to third parties 199 233 224 Impact of loans sold to bank (1) (5) 0 As reported 198 228 224 Q3 2023 $196.8 Mortgage Production Income & Fees (8.8) Securities and Investment Advisory Fees & Commissions 5.4 Other Income 7 .0 Q3 2024 $200.4

11 Hilltop Holdings – Noninterest Expenses Noninterest Expenses Year-over-Year Noninterest Expense ($ in millions) Key Drivers & Statistics ($ in millions) Q3 2023 $260.0 Compensation and Benefits 4.8 Occupancy and Equipment 0.4 Professional Services (1.0) Other Expenses 0.1 Q3 2024 $264.3 Q3'23 Q2'24 Q3'24 Banking Full-Service Branches 59 57 55 Efficiency Ratio (Bank Only ) 51.4% 57 .0% 55.2% Mortgage Fixed Expenses ($mm) $49.7 $43.2 $40.6 Variable Compensation ($mm) $33.1 $34.9 $33.9 Variable Comp / Originated Volume 1.5% 1.5% 1.5% Broker-Dealer Variable Compensation ($mm) $39.9 $32.7 $42.6 Compensation / Net Rev enue 58.9% 63.5% 61.1%

23% 18% 21% 11% 22% 4% CRE - Non-owner occupied CRE - Owner occupied Commercial and industrial Construction and land development 1-4 family residential & Consumer Margin loans at Broker-Dealer $6.2 $6.2 $6.2 $6.2 $6.0 $0.4 $0.3 $0.3 $0.3 $0.3 $1.4 $1.3 $1.4 $1.4 $1.3 $0.2 $0.2 $0.2 $0.3 $0.3 $8.2 $8.1 $8.1 $8.2 $8.0 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Mortgage Warehouse Lending 1 - 4 Family PrimeLending Retained Mortgages Broker-Dealer Loans All Other Loans 12 Notes: (1) 1-4 Family PrimeLending Retained Mortgages are loans purchased at par by PlainsCapital Bank from PrimeLending. These are exclusive of the 1-4 family residential mortgages originated through PlainsCapital Bank. The sum of the period amounts may not equal the total amounts due to rounding. Loan Mix at Period End Hilltop Holdings – Loans Key Drivers & Statistics Gross Loans HFI by Type at 9/30/24 ($ in billions) 1 Q3'23 Q2'24 Q3'24 Av erage Loans HFI Balance ($B) $8.0 $7 .9 $8.0 Annualized HTH Loan HFI Yield % 6.31% 6.36% 6.1 9% Annualized Bank Loan HFI Yield % 5.99% 6.1 1% 6.07%

$(1,556) $67 4 $4,311 $83 $2,894 (0.08%) 0.03% 0.22% 0.00% 0.15% -1.00% -0.80% -0.60% -0.40% -0.20% 0.00% 0.20% 0.40% $(3,000) $(1,000) $1,000 $3,000 $5,000 $7,000 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 NCOs NCOs/Avg. Total Bank Loans 3.5x 1.6x 1.6x 1.1x 1.2x 1.41% 1.44% 1.35% 1.47% 1.45% 0.00% 0.50% 1.00% 1.50% 2.00% -1.0x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 ACL/Bank NPLs ACL/Bank Loans HFI $36,884 $7 3,422 $7 0,462 $109,101 $94,343 0.47% 0.95% 0.91% 1.39% 1.23% -0.05% 0.20% 0.45% 0.70% 0.95% 1.20% 1.45% 1.70% $0 $25,000 $50,000 $75,000 $100,000 $125,000 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Total NPAs Total NPAs/(Total Bank Loans + OREO) 3.0% 3.3% 2.9% 2.9% 3.1% 0.4% 0.6% 0.7% 0.7% 3.4% 3.4% 3.5% 3.6% 3.7% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Classified Special Mention 13 Hilltop Holdings – Asset Quality Criticized Loans as a % of Bank Loans Non-Performing Assets Notes: The sum of the period amounts may not equal the total amounts due to rounding. Figures represent Bank asset quality metrics only (excludes Loans HFS and Broker Dealer Margin Loans). (1) Total NPAs included non-accrual loans, OREO and other repossessed assets. Net Charge-Offs (Recoveries) Allowance for Credit Losses 1 1 ($ in thousands) ($ in thousands)

14 Hilltop Holdings – 2024 Outlook Outlook • Full year average Bank loans (excluding retained mortgages and mortgage warehouse lending) to decline modestly (0% – 2%) • Expect to retain $0 – $20 million per month of originated mortgages Loan Growth (Full year average HFI loan growth) • Full year average Bank deposits expected to increase 3% – 5% • Migration of NIB deposits expected to continue into IB products • Expecting NIB to comprise 25% – 28% of total deposits at year-end 2024 Deposit Growth (Full year average deposit growth) Net Interest Income • NII decline of 9% – 11% driven by higher average deposits costs in 2024 • Mortgage origination noninterest income – expected to remain relatively stable with prior year • Mortgage origination volume $8 – $9 billion • Broker Dealer fees increase driven by Structured Finance Noninterest Income • Non-variable expenses decline 1% – 3% • Variable expenses to follow revenue contribution from fee businesses Noninterest Expense Provision Expense / (Reversal) • Full year provision / average loans HFI: 15 – 25 basis points Effective Tax Rate (GAAP) • 22% – 24% full year basis

Appendix 15

16 Non-GAAP to GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures • Hilltop Consolidated Tangible common equity is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders’ equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity. Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop’s tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity. Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ in millions, except per share amounts) 12/31/2020 12/31/2021 12/31/2022 12/31/2023 9/30/2024 Total Stockholders' Equity $2,323,939 $2,522,668 $2,036,924 $2,122,967 $2,177,096 Less: Goodwill 267,447 267,447 267,447 267,447 267,447 Other intangible assets, net 20,364 15,284 11,317 8,457 6,995 Tangible Common Equity $2,036,128 $2,239,937 $1,758,160 $1,847,063 $1,902,654 Shares outstanding as of period end 82,185 78,965 64,685 65,153 64,960 Book Value Per Share (Common Stockholder's Equity / Shares Outstanding) $28.28 $31.95 $31.49 $32.58 $33.51 Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding) $24.77 $28.37 $27.18 $28.35 $29.29

51.4% 53.2% 54.1% 57 .0% 55.2% Q3 2023 Q4 2023 Q1 2023 Q2 2024 Q3 2024 3.08% 2.94% 3.00% 3.10% 3.05% Q3 2023 Q4 2023 Q1 2023 Q2 2024 Q3 2024 PlainsCapital Bank – Highlights Q3 2024 17 Efficiency Ratio1 Notes: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. Net Interest Margin Summary Results ($ in millions) Q3 2023 Q3 2024 Net Interest Incom e $99.0 $93.5 Prov ision for (rev ersal of) Credit Losses 0.7 (1 .4) Noninterest Incom e 1 1 .7 1 0.7 Noninterest Expense 56.9 57 .6 Income Before Taxes $53.2 $48.1 Key Highlights Q3 2023 Q3 2024 ROAA 1 .20% 1 .1 4% Full Serv ice Branches (period end) 59 55 Net Interest Margin 3.08% 3.05% Assets ($B) (period end) $1 3.3 $1 3.1

18 PrimeLending – Highlights Gain on Sale and Origination Fee Trends Notes: (1) Gain on Sale calculated as net gains from sale of loans divided by sales volume. Reported Gain on Sale reflects impact of loans retained by PlainsCapital Bank. 1 Mortgage Origination Volume $2.2 $1.8 $1.7 $2.4 $2.3 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 ($ in billions) Q3 2024 (# in basis points) Summary Results ($ in millions) Q3 2023 Q3 2024 Net Interest Income (Expense) ($5.5) ($4.4) Noninterest Income 88.7 7 9.9 Noninterest Expense 91 .5 84.2 Income (Loss) Before Taxes ($8.2) ($8.7 ) Key Highlights Q3 2023 Q3 2024 Origination Volume ($mm) $2,244 $2,307 % Purchase 93% 91 % Sales Volume ($mm) $2,395 $2,57 0 MSR Asset ($mm)(period end) $1 05 $46

HilltopSecurities – Highlights Q3 2024 19 Notes: The sum of the period amounts may not equal the total amounts due to rounding. Presented net revenue by business line may differ slightly from 10-Q due to grouping of certain business lines into ‘Other’. Net Revenues by Business Line Summary Results ($ in millions) Q3 2023 Q3 2024 Net Interest Income $1 2.2 $1 2.4 Prov ision for (Rev ersal of) Credit Losses (0.7) 0.2 Noninterest Income 1 06.5 1 1 1 .8 Noninterest Expense 97 .9 1 07 .1 Income Before Taxes $21.6 $17 .0 Key Highlights ($ in millions) Q3 2023 Q3 2024 Compensation/Net Rev enue (%) 58.9% 61 .1 % Pre-tax Margin (%) 1 8.2% 1 3.7 % FDIC Insured Balances at PCB (period end) $1 ,382 $7 62 Other FDIC Insured Balances (period end) $687 $1 ,035 Public Finance Offerings $1 6,853 $23,946 TBA Lock Volume $2,51 7 $2,51 2 Key Highlights ($ in millions) Q3 2023 Q3 2024 Public Finance Serv ices $29.7 $29.4 Fixed Incom e Serv ices 1 4.6 1 7 .7 Wealth Managem ent Retail 30.7 30.5 Clearing Serv ices 1 3.0 1 1 .7 Securities Lending 1 .5 0.9 Structured Finance 22.4 26.8 Other 6.7 7 .3 Net Revenues $118.7 $124.3

20 Hilltop Holdings – Commercial Real Estate Portfolio Commercial Real Estate Portfolio (Ending Balance, $ in millions, at September 30, 2024) CRE Allowance for Credit Losses (ACL) Commercial Real Estate – Non-Owner Occupied (Ending Balance at September 30, 2024) (Ending Balance at September 30, 2024) 9/30/2024 6/30/2024 CRE Non-Owner Occupied Office $454.0 $13.9 3.1% 3.5% CRE Non-Owner Occupied Retail $358.2 $4.2 1.2% 1.3% CRE Non-Owner Occupied Office and Retail $812.2 $18.1 2.2% 2.6% All other CRE Non-Owner Occupied $1,062.5 $14.3 1.3% 1.3% T otal CRE Non-Owner Occupied $1,87 4.6 $32.3 1.7% 1.9% $ in millions Ending Balance Allowance for Credit Losses ACL % Loans

21 Hilltop Holdings – Auto Lending Portfolio Auto Note Financing Commitments1 Commentary Allowance for Credit Losses ($ in millions) • Auto Note Financing committed portfolio balance has been in decline since 2021 o The impacts of higher interest rates and declining values of used vehicles continue to pressure the portfolio • Current portfolio comprises 2% of Total Bank Loans HFI • Three relationships totaling $58 million in outstanding balances at September 30, 2024, were included in non-accrual loans (1) Total exposure net of any SBA guarantee ($ in millions) (Ending Balance at September 30, 2024)